UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) December 27, 2013


                        ADVANCED TECHNOLOGIES GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                         0-30987                  80-0987213
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

331 Newman Springs Rd., Bld. 1, 4 Fl. Suite 143
              Red Bank, NJ                                           07701
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732-784-2801)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER MATTERS

     Advanced Technologies Group, Ltd, a Nevada corporation ("ATG" or the "Company") announced today that it intends to deregister its common stock on or about January 15, 2014 by filing a Form 15 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC. Upon filing of Form 15, the Company's obligation to file certain reports, including Form 10-K and Form 10-Q, with the SEC, will immediately be suspended.

     The Company also announced that it intends to seek to wind down its current operations, with a view to liquidating and dissolving the Company and distributing its net assets to its stockholders in 2014, subject to compliance with the applicable legal requirements.


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
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ADVANCED TECHNOLOGIES GROUP, LTD.


                                 By: /s/ Abel Raskas
                                    ------------------------------
                                 Name:  Abel Raskas
                                 Title: President

Date: January 2, 2014


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